UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2011

NeuMedia, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-10039	22-2267658
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4751 Wilshire Boulevard, Third Floor Los Angeles, CA	90010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 601-2500

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On December 1, 2011, NeuMedia, Inc., a Delaware corporation (the “Company”) issued 1,000,000 shares of restricted common stock  (the “Shares”), par value $0.0001 per share, to each of two of the Company’s directors, Peter Guber and Paul Schaeffer (each, a “Holder”). Pursuant to the terms of the restricted stock agreements governing the issuance of the Shares, the Shares vest in full on December 1, 2012 or upon the earlier occurrence of a change of control of the Company, and may not be transferred by a Holder for one year (or, upon the satisfaction of certain conditions, 18 months) following the vesting date. The Shares were issued in consideration of the Holders’ past and future services without the payment of any cash consideration by the recipients.

The Shares were issued pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, for transactions by an issuer not involving any public offering. Each Holder is a director of the Company and has access to information concerning the Company and its business prospects and there was no general solicitation or advertising for the sale of the Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeuMedia, Inc.
Date: December 2, 2011	By:	/s/ David Mandell
David Mandell
Corporate Secretary